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                                                             EXHIBIT 10.1(j)(2)

                             AMENDMENT NO. 3 TO THE
                          UNIVERSAL FOODS CORPORATION
                         EXECUTIVE INCOME DEFERRAL PLAN

      WHEREAS, Universal Foods Corporation d/b/a Sensient Technologies Corporation (the "Company") sponsors the Universal Foods Corporation Executive Income Deferral Plan (the "Plan") for employees of the Company who have satisfied the eligibility requirements of the Plan; and

      WHEREAS, the Company has chanced its name to Sensient Technologies Corporation, subject to shareholder approval at the annual meeting of shareholders scheduled to be held in April 2001; and

      WHEREAS, the Company wishes to amend the Plan to reflect such change.

      NOW, THEREFORE, the Plan is hereby amended as follows effective as of November 6. 2000:

      1. The Plan shall be known as the: "Sensient Technologies Corporation Executive Income Deferral Plan".

      2. Section 1. is amended in its entirety to read as follows:

      "I.   Purpose

            The Sensient Technologies Corporation Executive Income Deferral Plan (the "Plan"), was established effective July 15, 1987 by the Board of Directors of Universal Foods Corporation d/b/a Sensient Technologies Corporation, and effective upon shareholder approval, to be known as Sensient Technologies Corporation (the "Company") as an alternative voluntary income deferral plan of up to 25% of total salary and bonus for selected executives unable to participate to the maximum extent in the Company sponsored 401(k) plan because of tax code limitations. The Plan is administered by the Vice President of Human Resources, under the direction of the Benefits Administrative Committee, and the plan year is the twelve-month period commencing on January 1st and ending on December 31st. The plan year of the Plan is the fiscal year of the Company."

      3. Sections IX and XIII are amended throughout by replacing all additional references to "Universal Foods Corporation" with the "Company".
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      IN WITNESS WHEREOF, this Amendment has been duly executed this 12th day
December, 2000.

                                        UNIVERSAL FOODS CORPORATION
                                        d/b/a SENSIENT TECHNOLOGIES CORPORATION


                                        By: /s/: Richard Carney
                                           -------------------------------------


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